SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: April 23, 1999

                      ACADIA NATIONAL HEALTH SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    COLORADO
                 (State or Other Jurisdiction of Incorporation)


         0-28976                                        010509781
 (Commission File Number)                (I.R.S. Employer Identification Number)

    95 Park Street, Lewiston, Maine                       04240
(Address of Principal Executive Offices)               (Zip Code)


                                 (207) 777-3423
                                 (800) 274-9185
              (Registrant's Telephone Number, Including Area Code)

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INFORMATION INCLUDED IN THIS REPORT


ITEMS 1 THROUGH 4, 6 THROUGH 9 NOT APPLICABLE.


ITEM 5.     OTHER EVENTS.

(i)

ACADIA NATIONAL HEALTH SYSTEMS, INC.
AGING SCHEDULE OF ACCOUNTS RECEIVABLE
SEPTEMBER 30, 1998 AND DECEMBER 31, 1998


AT SEPTEMBER 30, 1998      TOTAL       CURRENT      30 DAYS      60 DAYS      90 DAYS      120 DAYS

PHYSICIANS-LEWISTON:          65,097.14   54,601.86    10,079.64       415.64   -            -
JOBSMART:                    228,583.50  153,390.83    37,996.14    10,602.09     7,993.44    18,601.00
KEENE:                        39,609.05   39,609.05
WAIVERED:                    422,264.68  315,069.50    21,056.38    17,306.73    41,272.77    27,559.30
UNBOOKED A/R:                238,173.41  238,173.41
OTHER:                         7,379.48    7,379.48

     TOTALS:               1,001,107.26  808,224.13    69,132.16    28,324.46    49,266.21    46,160.30


AT DECEMBER 31, 1998       TOTAL       CURRENT      30 DAYS      60 DAYS      90 DAYS      120 DAYS

PHYSICIANS-LEWISTON:          69,734.52   59,567.06     8,456.12       877.55       648.69       185.10
JOBSMART:                    161,317.50  119,783.36    18,885.88     9,354.85     6,280.22     7,013.19
KEENE:                        45,266.76   39,465.14     5,801.62
UNBOOKED A/R:**              479,501.89  386,586.32    47,459.28    11,743.02     3,881.92    29,831.35
OTHER                          1,716.15


**Unbooked Accounts Receivable represents estimated collections on physician billings for charges in transit in the system at the end of the month.
  The estimated collections are multiplied by Acadia's commission rate and booked as an account receivable. This is a standard and accepted industry practice in the medical billing field.


(ii) Reference is made to the press releases issued to the public by the Registrant on April 12 and 19, 1999, the text of which is attached hereto as Exhibit 99.1 and 99.2, respectively, including a description of the events reported pursuant to this Form 8-K.

INDEX TO EXHIBITS

Exhibit Description

     99.1 Text of press release dated April 19, 1999

     99.2 Text of press release dated April 12, 1999

Exhibit 99.1

(BW)(ME-ACADIA)(ACAD) Acadia National Health Systems Acquires Health Business Group and Appoints Robert H. O'Donnell as Vice President, Business Development

Business Editors and Health/Medical Writers

LEWISTON, Maine--(BW HealthWire)--April 19, 1999--Acadia National Health Systems, Inc. announced today that it has acquired, for an undisclosed amount of cash and stock, Health Business Group, a healthcare consulting company headquartered in Northampton, Massachusetts. HBG provides on-going practice management services to a broad spectrum of physicians including radiology, cardiology, pulmonology, internal medicine, family practice and more. In addtion, HBG has provided consulting services to hospitals and managed care companies throughout New England.

Founded in 1990 by Robert H. O'Donnell, HBG has been successful in establishing a solid base of health care clients and earned an enviable reputation for solving problems within the health care industry.

Mr. O'Donnell has been named Vice President, Business Development at
Acadia. In this position, he will be responsible for building relationships with physician groups, hospitals and other healthcare organizations. He will continue to operate out of his office at 5 Strong Avenue, Northampton, Massachusetts.

Paul Chute, Chairman and CEO of Acadia, believes the addition of HBG and Bob O'Donnell gives Acadia an important advantage in the highly competitive medical billing and consulting field. According to Chute, "It isn't everyday you get the opportunity to add to our management team an executive with Bob's extraordinary healthcare experience. I am very pleased to be working with Bob and look forward to his contribution during this important period of Acadia's growth."

Acadia National Health Systems, Inc. (OTCBB: ACAD) is a publicly traded, Maine based medical financial and consulting company serving physicians and medical service organizations. Acadia's goal is to be the innovative leader in quality, comprehensive, personalized practice management services, quality assurance and to build long term relationships with clients and affiliates. Acadia has experienced rapid growth during the past year as professionals of healthcare organizations discover the value of an association with Acadia as a medical services company.

CONTACT: Acadia National Health Systems, Inc.
         John W. Holt Jr., 207.777.3423
         Jholt@acadianational.com

Exhibit 99.2

(BW)(ME-ACADIA)(ACAD) Acadia announces Strategic Alliance With Vision
Healthsource

Business Editors and Health/Medical Writers

LEWISTON, Maine--(BW HealthWire)--April 12, 1999--Acadia National Health Systems, Inc., announced today that it has withdrawn the letter of intent to purchase Vision Healthsource of Vienna, Virginia and Madras, India.

"While it was our original intention to acquire Vision Healthsource, we realized during the due diligence process that we could better accomplish our business objectives by utilizing Vision Healthsource as a contract agent," said Paul Chute Chairman and Chief Executive Officer of Acadia.

According to Chute, "We will continue working toether to achieve our respective business objectives. However, we beleive it is in Acadia's best interest at this time to consider all partnering options and we will seek to establish additional strategic relationships whenever and wherever appropriate."

Acadia National Health Systems, Inc. with headquarters located in
Lewiston, Maine, offers billing, consulting, software and business systems to physicians, hospitals and health care providers.

CONTACT: Acadia National Health Systems, Inc.
         John W. Holt Jr., 207.777.3423
         Jholt@acadianational.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ACADIA NATIONAL HEALTH SYSTEMS, INC.

                         /s/ Paul W. Chute

DATE: April 23, 1999     By:    PAUL W. CHUTE
                         Name:  Paul W. Chute
                         Title: Chief Executive Officer